                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ----------------------

                                   Form 8-K

                                CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

     Date of Report (date of Earliest Event Reported) - September 28, 1998

                            ----------------------
                                Centocor, Inc.
             (Exact name of registrant as specified in its charter)



         Pennsylvania                 0-11105            23-2117202
  ----------------------------    ----------------    -------------------
  (State or other jurisdiction    (Commission File     (I.R.S. Employer
      of Incorporation)               Number)         Identification No.)

              Centocor, Inc.
        200 Great Valley Parkway
           Malvern, Pennsylvania                             19355
  ----------------------------------------          -------------------------
  (Address of principal executive offices)                 (Zip Code)

                                (215) 651-6000
             ----------------------------------------------------
             (Registrant's telephone number, including area code)

                            ----------------------
                                Not applicable
            (Former name or address, if changed since last report)

Item 5: Other Events.

          The Board of Directors of Centocor, Inc. (the "Company") adopted a Shareholder Rights Plan effective September 26, 1998 (the "Rights Plan") to replace an expiring rights plan. The purpose of the Rights Plan is to deter certain coercive takeover tactics and enable the Board of Directors to represent effectively the interests of the Company, its shareholders and its other constituencies. The Rights Plan does not deter negotiated mergers or business combinations that the Board of Directors determines to be in the best interest of the Company, its shareholders and its other constituencies.

          To implement the Rights Plan the Board of Directors authorized the issuance of one Right for each outstanding share of Common Stock of the Company to shareholders of record at the close of business on September 26, 1998, and for all shares of Common Stock of the Company that are issued after September 26, 1998 and on or prior to the earlier of the Distribution Date (as defined below) or the close of business on September 26, 2008 (the "Common Stock"). The Rights are not exercisable until the Distribution Date and will expire at the close of business on September 26, 2008, unless previously redeemed by the Company as described below. When exercisable, each Right will entitle the registered holder to purchase from the Company one one-hundredth of a share of Series A Preferred Stock, par value $.01 per share, at a cash Purchase Price of $140, subject to adjustment (the "Right" or collectively "Rights"). The description and terms of the Rights are set forth in a Rights Agreement between the Company and BankBoston, N.A., as Rights Agent dated as of September 26, 1998 (the "Rights Agreement").

          Initially, the Rights will be evidenced by the Common Stock certificates, and no separate Right Certificate will be issued for each Right. Until the Distribution Date (or earlier redemption or expiration of the rights),
(i) the Rights will be evidenced by the Common Stock Certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after September 26, 1998 will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates representing Common Stock will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

          The Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of: (i) 10 days following a public announcement, or such earlier date as a majority of Continuing Directors become aware, that a person, entity or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 20 percent or more of the shares of Common Stock then outstanding (the "Stock Acquisition Date"), or (ii) such date as may be determined by the Board of Directors of the Company, (upon approval by a majority of the Continuing Directors) after the date of commencement of or first public announcement of a tender or exchange offer for 20% or more of the outstanding shares of Common Stock of the Company. Acquisitions by the following persons will not result in a person becoming an Acquiring Person: the Company, any subsidiary of the Company and any employee benefit plan of the Company or any subsidiary.

          As soon as practicable after the Distribution Date, Right Certificates will be mailed to holders of record of Common Stock as of the close of business on the Distribution Date ("Right Certificates") and, thereafter, the separate Right Certificates alone will represent the Rights and the Rights will be tradable separately from the shares of Common Stock. Except as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

          Each share of Preferred Stock purchasable upon exercise of a Right will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 100 times the dividend, if any, declared per share of Common Stock. In the event of liquidation, each share of Preferred Stock will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per share of Common Stock. Each share of Preferred Stock will have 100 votes and will vote together with the Common Stock. In the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each share of Preferred Stock will be entitled to receive 100 times the amount received per share of Common Stock. The Rights are protected by customary antidilution provisions. Because of the nature of the Preferred Stock's dividend, liquidation and voting rights, the value of one one-hundredth of a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

          In the event that, at any time following the Stock Acquisition Date,
(i) the Company is acquired in a merger or other business combination transaction or (ii) 50 percent or more of the Company's assets or earning power is sold, each holder of a Right shall thereafter have the right to receive, upon exercise, Common Stock of the acquiring company having a value at the time of the transaction equal to two times the exercise price of the Right. In the event that (i) the Company is the surviving corporation in a merger with an Acquiring Person and the Common Stock is not changed or exchanged, or (ii) an Acquiring Person engages in one of a number of self-dealing transactions specified in the Rights Agreement, or (iii) a person becomes the beneficial owner of 20 percent or more of the then outstanding shares of Common Stock, proper provision will be made so that each holder of an outstanding Right, other than Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by an Acquiring Person or an affiliate or associate of an Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of Common Stock having a market value at the time of the transaction of two times the exercise price of the Right (rather than Preferred Stock). The events described in this paragraph are referred to as the "Triggering Events."

          The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the then current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends) or of subscription rights or warrants (other than those referred to above).

          The number of Rights associated with each share of Common Stock is also subject to adjustment in the event of a stock dividend on the outstanding shares of Common Stock payable in shares of Common Stock or a subdivision or combination of the Common Stock occurring, in any such case, prior to the Distribution Date.

          With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1 percent of the Purchase Price. No fractional shares of Preferred Stock (other than increased multiples of one one-hundredth of a share) will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

          The Rights may be redeemed by the Company in whole, but not in part, at a price of $.001 per Right by the Board of Directors at any time until the tenth day after the Stock Acquisition Date (or such later date as a majority of the Continuing Directors (as defined in the Rights Agreement) then in office may determine while the Rights are redeemable). After such redemption period has expired, the right to redeem may be reinstated if an Acquiring Person reduces his Common Stock ownership to 10 percent or less of the then outstanding shares in one or more transactions not involving the Company. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and thereafter the only right of the holders of Rights will be to receive the redemption price. The Rights will expire at the close of business on September 26, 2008 unless extended or unless the Rights are earlier redeemed or exchanged.

          The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to lower the thresholds for exercisability of the Rights to not less than the greater of (i) the largest percentage of the outstanding Common Stock then known to the Company to be beneficially owned by any person, entity or group and (ii) 10 percent, except that from and after such time as any person becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights (other than an Acquiring Person or an affiliate or associate thereof).

          Until a Right is exercised, the holder will have no rights as a shareholder of the Company (beyond those as an existing shareholder), including the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of an acquiring company as set forth above.

          "Continuing Director" shall mean (i) any member of the Board of Directors of the Company, while such Person is a member of the Board, who is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person or a representative or nominee of an Acquiring Person or of any such Affiliate or Associate and was a member of the Board prior to the time any Person becomes an Acquiring Person; or (ii) any Person who subsequently becomes a member of the Board, while such Person is a member of the Board, who is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person or a representative or nominee of an Acquiring Person or of any such Affiliate or Associate, if such Person's nomination for election or election to the Board is recommended or approved by a majority of the Continuing Directors; or (iii) if the provisions of (i) and (ii) are held invalid by a final order of a court of competent jurisdiction, and all appeal rights have been exhausted, any member of the Board of Directors of the Company who is a "disinterested director" within the meaning of 15 Pa.C.S. (S) 1715(e).

          The form of the Rights Agreement is included as Exhibit 4 hereto. A copy of the Rights Agreement is available free of charge from the Company to any stockholder of the Company. This above description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

Item 7: Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Not applicable

     (b)  Not applicable

     (c)  Exhibit 4     Rights Agreement, dated as of September 26, 1998,
                        between Centocor, Inc. and BankBoston, N.A., as Rights
                        Agent. The Rights Agreement includes the Resolution of the Board of Directors Establishing and Designating the Series A Preferred Stock as Exhibit A, the Form of
                        Right Certificate as Exhibit B, and the Summary of
                        Rights as Exhibit C.

          Exhibit 99.1 Press Release, dated September 28, 1998, announcing adoption of the Shareholder Rights Plan.


                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.



Centocor, Inc.


By: /s/ George D. Hobbs
-------------------------
Name:  George D. Hobbs
Title: Vice President, Corporate Counsel
       and Secretary

Dated: September 28, 1998

                                 EXHIBIT INDEX

                                                              Sequentially
Exhibit No.                   Description                    Numbered Page
-----------                   -----------                    -------------
     4              Rights Agreement, dated as of
                    September 26, 1998, between Centocor,
                    Inc. and BankBoston, N.A., as
                    Rights Agent.  The Rights Agreement
                    includes the Resolution of the
                    Board of Directors Establishing
                    and Designating the Series A
                    Preferred Stock as Exhibit A,
                    the Form of Right Certificate
                    as Exhibit B and the Summary
                    of Rights as Exhibit C.

    99.1            Press Release, dated September 28,
                    1998, announcing adoption of the
                    Shareholder Rights Plan.



                    STATEMENT OF DIFFERENCES
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The Section symbol shall be expressed as................................. "SS"